GAIN Capital Reports Second Quarter 2020 Results

BEDMINSTER, N.J., July 23, 2020 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the second quarter of 2020.

Key Financial Results for the Second Quarter 2020

•	GAAP net income of $14.3 million, or $0.37 per diluted share

•	GAAP net revenue of $101.0 million

•	Adjusted net income of $15.2 million, or $0.40 per diluted share

•	Adjusted EBITDA of $28.9 million

Operating Highlights

•	Another quarter of high volatility due to the ongoing economic concerns over COVID-19 affecting Retail performance

•	Trailing 3-month direct active accounts increased 34% over prior year to a quarterly record 93,433

•	RPM of $150, with average daily volume of $9.1 billion, 28% above the same quarter in the prior year

A summary of GAIN’s financial results is included in the chart below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Income/(Loss)	$14.3	$0.9	$91.6	$(27.4)
Adjusted Net Income/(Loss)(1)	$15.2	$3.6	$94.1	$(26.5)

Net Revenue	$101.0	$75.5	$286.7	$113.9
Operating Expenses(2)	(72.1)	(62.5)	(143.4)	(124.4)
Adjusted EBITDA(1)	$28.9	$13.0	$143.3	$(10.4)

Diluted GAAP EPS	$0.37	$0.02	$2.42	$(0.73)
Adjusted diluted EPS(1)	$0.40	$0.10	$2.48	$(0.71)
___________________________________
Note: Dollars in millions, except per share amounts and where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.
2Operating Expenses excludes Depreciation and Amortization, Purchased Intangible Amortization, and certain one-off costs

“A second quarter of high volatility, due in part to the ongoing economic concerns over the COVID-19 virus, allowed Gain to continue to benefit from high daily volumes, up 28% year on year, revenue capture of $150 plus improved operational leverage arising from a successful focus on cost efficiency over the past 2 years. Adjusted EBITDA was more than double the prior year’s at $29m, a margin of 29% compared to last year’s 17%, with adjusted EPS of $0.40 taking the half year to $2.48 earnings per share,” stated Glenn Stevens, CEO of GAIN Capital.

“Client metrics in the second quarter further improved over the strong first quarter, as 42% more clients placed their first trade compared to the first quarter, an increase of 141% over prior year. These new clients, together with increased engagement from the large client base who opened accounts with us in 2019, helped improved our 3-month trailing active accounts by 34% over last year to a new record level. In addition, we look forward to the closing of the acquisition by StoneX Group (formerly INTL FCStone Inc.), which remains on track to complete later this quarter,” added Mr. Stevens.
Quarterly Operating Metrics

	Q2 20	Q2 19	Year-over-year Change
Retail Segment
OTC Trading Volume (1) (2)	$589.7	$464.3	27.0%
OTC Average Daily Volume	$9.1	$7.1	28.2%
12 Month Trailing Active OTC Accounts (3)	149,432	118,320	26.3%
3 Month Trailing Active OTC Accounts (3)	93,433	69,556	34.3%

Futures Segment
Number of Futures Contracts	1,710,863	1,978,251	(13.5)%
Futures Average Daily Contracts	27,157	31,401	(13.5)%
12 Month Trailing Active Futures Accounts (3)	7,197	7,406	(2.8)%
_______________________________________
All retail volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 For the quarter, indirect volume represented 18% of total retail OTC trading volume.
3 Accounts that executed a transaction during the relevant period.

Acquisition by StoneX Group Inc. (formerly INTL FCStone, Inc.)
Acquisition by StoneX Group Inc. remains on track to complete later this quarter.

Financial Statements for the Second Quarter 2020
The financial statements for the second quarter 2020 have not been subjected to audit or review procedures by our independent registered accounting firm.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact: Jonathan Kay, GAIN Capital +1 908.731.0737, InvestorRelations@GAINCapital.com

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE:
Retail revenue	$88.5	$60.4	$261.6	$84.7
Futures revenue	8.3	10.2	17.7	18.2
Other revenue	3.6	1.0	4.6	3.5
Total non-interest revenue	100.5	71.7	283.9	106.4
Interest revenue	0.7	4.4	3.5	8.7
Interest expense	0.2	0.6	0.7	1.2
Total net interest revenue	0.5	3.8	2.8	7.5
Net revenue	$101.0	$75.5	$286.7	$113.9
EXPENSES:
Employee compensation and benefits	$28.6	$22.6	$52.7	$42.9
Selling and marketing	7.9	10.1	15.0	20.3
Referral fees	9.5	7.5	22.0	14.6
Trading expenses	4.6	5.4	9.5	10.9
General and administrative	16.2	11.7	30.1	24.5
Depreciation and amortization	3.9	4.4	8.2	8.7
Purchased intangible amortization	1.7	1.9	3.5	5.2
Communications and technology	4.3	4.8	8.8	10.5
Bad debt provision	1.0	0.5	5.2	0.9
Restructuring expenses	0.0	0.0	1.5	0.0
Transaction costs	2.6	0.0	3.6	0.0
Total operating expenses	$80.3	$69.0	$160.1	$138.5
OPERATING PROFIT/(LOSS)	20.7	6.5	126.6	(24.5)
Interest expense on long term borrowings	2.3	3.4	5.7	6.7
INCOME/(LOSS) BEFORE INCOME TAX	$18.4	$3.1	$120.8	$(31.3)
Income tax expense/(benefit)	4.2	2.2	29.2	(3.8)
NET INCOME/(LOSS)	$14.3	$0.9	$91.6	$(27.4)
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Condensed Consolidated Balance Sheet
(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS:
Cash and cash equivalents	$283.1	$190.1
Cash and securities held for customers	859.8	929.3
Receivables from brokers	90.1	112.3
Property and equipment, net	28.2	30.6
Intangible assets, net	19.4	24.2
Other assets	43.0	64.0
Total assets	$1,323.6	$1,350.4
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	$859.8	$929.3
Payables to brokers	2.9	0.0
Accrued compensation and benefits	16.1	5.5
Accrued expenses and other liabilities	43.1	43.1
Income tax payable	8.9	0.6
Convertible senior notes	81.4	137.2
Total liabilities	$1,012.3	$1,115.7
Shareholders' equity	311.3	234.7
Total liabilities and shareholders' equity	$1,323.6	$1,350.4
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted Net Income, Adjusted EPS and Adjusted Income Tax
Adjusted net income/(loss) is a non-GAAP financial measure representing our net income/(loss) excluding certain one-time costs and benefits. Adjusted EPS is calculated using adjusted net income/(loss). Adjusted income tax expense/(benefit) reflects the Company's GAAP income tax expense/(benefit) adjusted for (a) taxable or deductible items affecting income tax expense/(benefit) that are unrelated to pre-tax income/(loss) in the period and (b) the tax effect of other taxable adjustments made to the Company's pre-tax income. The tax effect of the adjustments to pre-tax income/(loss) are calculated using the tax rate applicable for the jurisdiction within which each of the adjustments arose. The Company believes that this non-GAAP financial measure provides investors with a more consistent and stable basis for determining the impact of taxes on the Company's core operations. These non-GAAP financial measures have certain limitations, including not having standardized meanings. Therefore, our definitions may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe reporting these measures assists investors in evaluating our operating performance. However, because they are not measures of financial performance or income tax expense calculated in accordance with GAAP, such measures should be considered in addition to, not as a substitute for, other measures reported in accordance with GAAP.

Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income/(loss)	$14.3	$0.9	$91.6	$(27.4)
Income tax expense/(benefit)	4.2	2.2	29.2	(3.8)
Pre-tax income/(loss)	$18.4	$3.1	$120.8	$(31.3)
Adjustments:
Restructuring expenses(1)	0.0	0.0	1.5	0.0
Contingent provision(2)	0.0	0.2	0.0	0.2
Transaction costs(3)	2.6	0.0	3.6	0.0
Adjusted pre-tax income/(loss)	21.1	3.3	125.9	(31.1)
Adjusted income tax expense/(benefit)	5.9	(0.3)	31.9	(4.5)
Adjusted net income/(loss)	$15.2	$3.6	$94.1	$(26.5)

Adjusted earnings/(loss) per common share
Basic	$0.40	$0.10	$2.49	$(0.71)
Diluted	$0.40	$0.10	$2.48	$(0.71)

Weighted average common shares outstanding used in computing earnings/(loss) per common share
Basic	37,981,765	37,187,060	37,768,172	37,355,133
Diluted	38,124,690	37,243,495	37,855,249	37,355,133
_____________________________
1Represents expenses for reducing global headcount as part of our long-term strategic objective of reducing fixed overheads.
2Represents a contingency related to a legacy US regulatory matter
3Represents transaction-related expenses with respect to the sale to StoneX Group Inc. (formerly INTL FCStone, Inc.), which include legal, accounting and investment banking fees.

Note: Dollars in millions, except per share data and where noted otherwise. Columns may not add due to rounding.

Adjusted Income Tax Reconciliation
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

GAAP pre-tax income/(loss)	$18.4	$3.1	$120.8	$(31.3)
GAAP tax rate	24.2%	12.1%	24.2%	12.1%
Initial adjusted tax expense/(benefit)(1)	4.5	0.4	29.2	(3.8)

Tax law changes(3)	0.0	0.0	0.7	0.0
Uncertain tax position(4)	0.0	(0.2)	0.0	(0.2)
One off adjustments(5)	0.5	0.0	1.0	0.0
Basis adjustment(6)	0.0	(0.5)	0.0	(0.5)
Tax rate changes(7)	0.9	0.0	0.9	0.0
Adjusted tax expense/(benefit)	$5.9	$(0.3)	$31.9	$(4.5)

Adjusted pre-tax income/(loss)	$21.1	$3.3	$125.9	$(31.1)
Adjusted tax rate(2)	27.9%	(9.1)%	25.3%	14.5%

1Initial adjusted tax expense/(benefit) calculated as GAAP pre-tax income/(loss) multiplied by the YTD GAAP Tax Rate
2Adjusted tax rate calculated as adjusted tax expense/(benefit) divided by adjusted pre tax income/(loss)
3Represents a tax benefit of $0.7 million due to NOL carry-back arising from the CARES Act for H1 20
4Represents an adjustment of $0.2 million caused by a prior year's tax audit
5Represents the tax effect of the adjustments to pre-tax income/(loss), which were transaction costs of $2.6 million taxed at 20.9% for Q2 20, derived from the weighted average of the tax rates for the jurisdictions where the costs were incurred; H1 20 consisted of transaction costs of $3.6 million taxed at 21.0% and $1.5 million of restructuring expenses taxed at a hybrid rate of 19.4%
6Represents a basis adjustment to deferred taxes of $0.5 million relating to a prior year
7Represents a tax rate change in the United Kingdom, resulting in a tax benefit and increase to deferred tax assets

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings/(loss) before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, non-controlling interest, and certain one-time costs and benefits. This non-GAAP financial measure has certain limitations, including not having a standardized meaning. Therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be difficult to compare our financial performance to other companies'. We believe reporting adjusted EBITDA and credit EBITDA assists investors in evaluating our operating performance. However, because neither adjusted EBITDA nor credit EBITDA are measures of financial performance calculated in accordance with GAAP, they should be considered in addition to, not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income/(loss).

Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$101.0	$75.5	$286.7	$113.9
Net income/(loss)	14.3	0.9	91.6	(27.4)
Net income/(loss) margin %	14%	1%	32%	(24)%

Net income/(loss)	$14.3	$0.9	$91.6	$(27.4)
Depreciation and amortization	3.9	4.4	8.2	8.7
Purchased intangible amortization	1.7	1.9	3.5	5.2
Interest expense on long term borrowings	2.3	3.4	5.7	6.7
Income tax expense/(benefit)	4.2	2.2	29.2	(3.8)
Restructuring expenses	0.0	0.0	1.5	0.0
Contingent provision	0.0	0.2	0.0	0.2
Transaction costs	2.6	0.0	3.6	0.0
Adjusted EBITDA	$28.9	$13.0	$143.3	$(10.4)
Adjusted EBITDA Margin(1)	29%	17%	50%	(9)%
Shared-based compensation expense	1.6	2.1	3.6	3.8
Credit EBITDA	$30.5	$15.2	$146.9	$(6.6)
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as operating segments that either (a) exceed 10% of revenue, or (b) reported profit or loss in absolute amount exceed 10% of profit of all operating segments that did not report a loss or (c) exceed 10% of the combined assets of all operating segments. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in two operating segments: Retail and Futures.

Retail

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Trading revenue	$88.5	$60.4	$261.6	$84.7
Other retail revenue	2.7	4.3	5.9	8.2
Total revenue	$91.3	$64.7	$267.6	$92.9

Employee compensation and benefits	17.8	13.5	32.2	26.4
Selling and marketing	7.8	9.9	14.7	19.8
Referral fees	6.4	4.4	15.9	8.8
Other operating expenses	21.6	16.1	43.7	34.4
Segment profit	$37.7	$20.9	$161.1	$3.6
Segment Profit Margin %	41%	32%	60%	4%
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Futures

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Trading revenue	$8.3	$10.2	$17.7	$18.2
Other futures revenue	0.2	1.4	1.0	2.8
Total revenue	$8.6	$11.7	$18.7	$21.0

Employee compensation and benefits	2.6	2.8	5.4	5.0
Selling and marketing	0.1	0.2	0.4	0.5
Referral fees	3.1	3.1	6.2	5.8
Other operating expenses	2.4	3.4	5.5	6.7
Segment profit	$0.3	$2.1	$1.2	$3.1
Segment Profit Margin %	4%	18%	6%	15%
____________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Corporate and Other

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue/(loss)	$1.2	$(0.9)	$0.4	$0.0

Employee compensation and benefits	8.2	6.3	15.1	11.5
Other operating expenses	2.1	2.9	4.3	5.8
Loss	$(9.1)	$(10.1)	$(19.0)	$(17.4)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of Segment Profit/(Loss) to Income/(Loss) Before Income Tax Expense/(Benefit)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Retail segment	$37.7	$20.9	$161.1	$3.6
Futures segment	0.3	2.1	1.2	3.1
Corporate and other	(9.1)	(10.1)	(19.0)	(17.4)
Segment profit/(loss)	$28.9	$12.8	$143.3	$(10.6)

Depreciation and amortization	3.9	4.4	8.2	8.7
Purchased intangible amortization	1.7	1.9	3.5	5.2
Restructuring expense	0.0	0.0	1.5	0.0
Transaction costs	2.6	0.0	3.6	0.0
Operating profit/(loss)	$20.7	$6.5	$126.6	$(24.5)
Interest expense on long term borrowings	2.3	3.4	5.7	6.7
Income/(loss) before income tax expense/(benefit)	$18.4	$3.1	$120.8	$(31.3)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 16, 2020, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.